Exhibit 2.21

EXECUTION COPY

AERCAP IRELAND CAPITAL LIMITED

as Irish Issuer,

AERCAP GLOBAL AVIATION TRUST

as U.S. Issuer

FIFTH SUPPLEMENTAL INDENTURE

Dated as of September 29, 2014

to

INDENTURE

Dated as of May 14, 2014

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

FIFTH SUPPLEMENTAL INDENTURE, dated as of September 29, 2014 (this “Fifth Supplemental Indenture”), to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), among AERCAP IRELAND CAPITAL LIMITED, a private limited company incorporated under the laws of Ireland (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the law of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of the subsidiary guarantors party thereto or that becomes a guarantor pursuant to the terms of the Original Indenture (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, Section 9.01(9) of the Original Indenture provides that without the consent of the Holders, the Issuers and the Trustee may amend or supplement the Original Indenture or the Notes to conform the text of the Original Indenture to any provision of the section “Description of notes” in the offering memorandum or prospectus relating to the initial offering of the Notes, to the extent that such provision was intended by the Issuers to be a verbatim recitation of a provision in the Original Indenture, which intent is evidenced by an Officers’ Certificate delivered to the Trustee on the date hereof;

WHEREAS, pursuant to Section 9.01(9) of the Original Indenture, the Issuers and the Trustee wish to amend the Original Indenture as provided herein; and

WHEREAS, all conditions precedent provided for in the Indenture with respect to the execution of this Fifth Supplemental Indenture have been complied with;

NOW, THEREFORE, in consideration of the foregoing, the Issuers and the Trustee agree as follows:

1.             Definitions. All capitalized terms used herein and not defined shall have the meanings set forth in the Original Indenture

2.             Amendment of Section 9.02 of the Original Indenture. Section 9.02 of the Original Indenture is hereby amended by replacing the first sentence thereof in its entirety with the following:

“The Issuers and the Trustee may amend or supplement this Indenture or the Notes of any Series (including provisions relating to a repurchase of Notes upon the occurrence of a change in control, a change in control followed by a ratings decline or similar provision set forth in any Board Resolution, supplemental indenture hereto or Officers’ Certificate setting forth the terms of a Series of Notes) without notice to any Holder but with the written consent of the Holders of a majority in principal amount of the Outstanding Notes affected by such amendment or supplement, voting as a single group (including consents obtained in connection with a tender offer or exchange offer for the Notes), by execution of a supplemental indenture hereto; provided that any amendment or supplement that affects the terms of any Series of Notes as distinct from any other Series of Notes shall require the consent of the Holders of a majority in principal amount of the Outstanding Notes of such Series of Notes.”

3.             Ratification. Except as expressly amended hereby, the Original Indenture, including Section 11.18 thereof regarding submission to jurisdiction, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Fifth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.             Concerning the Trustee. The recitals contained herein shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.

5.             Multiple Originals; Electronic Signatures. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.             GOVERNING LAW. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Fifth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first written above.

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND CAPITAL LIMITED in the presence of:

Name:

Title:

SIGNED AND DELIVERED AS A DEED for and on behalf of AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust by AerCap Ireland Capital Limited, its Regular Trustee

Name:
Title:

in the presence of:

Signature:
Name:
Address:

[Signature Page to Fifth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Fifth Supplemental Indenture]